Exihibt 10.5

FOURTH LOAN MODIFICATION AND FORBEARANCE AGREEMENT

This Fourth Loan Modification and Forbearance Agreement (this “Loan Modification Agreement”) is entered into as of April 25, 2012, by and among (a) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 275 Grove Street, Suite 2-200, Newton, Massachusetts 02466 (“Bank”) and  (b) (i) ALVARION LTD., a company organized under the laws of the State of Israel (“Ltd”), and (ii) ALVARION, INC., a Delaware corporation (“Inc”) (Ltd and Inc are hereinafter jointly and severally, individually and collectively, referred to as “Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of June 21, 2011, evidenced by, among other documents, a certain Loan and Security Agreement dated as of June 21, 2011, among Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of November 17, 2011, among Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of March 21, 2012, among Borrower and Bank, and as further amended by a certain Third Loan Modification Agreement dated as of April 5, 2012, among Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by (a) the Collateral as described in the Loan Agreement and (b) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of June 21, 2011, between Ltd and Bank (as amended, the “Ltd IP Agreement”), and (c) the Intellectual Property Collateral as defined in that certain Intellectual Property Security Agreement dated as of June 21, 2011, between Alvarion Israel (2003) Ltd. (“2003”) and Bank (as amended, the “2003 IP Agreement”) (together with any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1
Notwithstanding anything to the contrary set forth in the Loan Agreement but in addition to any repayment obligations set forth therein, if at any time the sum of (a) the aggregate outstanding Advances, and (b) the aggregate principal amount outstanding under the Term Loan exceeds the Borrowing Base, Borrower shall, upon notice from Bank, immediately pay to Bank in cash such excess, with such cash proceeds to be applied by Bank to the Obligations in such order as Bank shall determine in its sole discretion.

2
Borrower hereby agrees and acknowledges that (a) Borrowing Base Reports and a Borrowing Base Certificate shall be delivered to Bank on or before May 20, 2012 pursuant to the terms Section 6.2 of the Loan Agreement, and (b) Bank shall, on such date, and on the twentieth (20th) day of each month thereafter, test the Borrowing Base.

3	The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.5(c) thereof (entitled “Repayment”):

“Commencing on the Amortization Date, and continuing on each Payment Date thereafter, Borrower shall repay the Term Loan in (i) thirty-six (36) equal installments of principal, plus (ii) monthly payments of accrued interest.”

and inserting in lieu thereof the following:

“Commencing on the Amortization Date, and continuing on each Payment Date thereafter, Borrower shall repay the Term Loan in (i) thirty-six (36) equal installments of principal, plus (ii) monthly payments of accrued interest at the rate set forth in Section 2.3(a)(ii) (the “Existing Amortization Schedule”).  In addition to and without limiting Borrower’s obligations under the Existing Amortization Schedule, Borrower shall make payments on the outstanding principal amount of the Term Loan as follows: (x) on or prior to April 30, 2012, in an amount equal to Five Million Dollars ($5,000,000.00), and (y) on or prior to July 1, 2012, in an amount that reduces the aggregate principal amount outstanding under the Term Loan as of such date to Fifteen Million Dollars ($15,000,000.00) (subsections (x) and (y) are, collectively, the “Supplemental Payments”).  Upon Borrower making the Supplemental Payments when required hereunder, and provided no Event of Default has occurred and is continuing, Borrower shall not be required to make payments pursuant to the Existing Amortization Schedule and, commencing on the New Amortization Date and continuing on each Payment Date thereafter, through and including the Term Loan Maturity Date, Borrower shall repay the principal amount of the Term Loan outstanding on the New Amortization Date in (i) thirty-two (32) equal monthly installments of principal, plus (ii) accrued payments of interest at the rate set forth in Section 2.2(a)(ii).”

4	The Loan Agreement shall be amended by deleting the following appearing as Section 2.3(a) thereof (entitled “Interest Rate”):

“          (a)             Interest Rate.

(i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a fixed rate per annum rate equal to the LIBOR Rate plus four and one-half of one percent (4.50%), which interest rate shall be determined by the Bank as of the first day of each calendar quarter, for all times during such calendar quarter, and shall be payable monthly in accordance with Section 2.3(e) below.  For sake of clarity, the interest rate shall be set for each calendar quarter based upon the LIBOR Rate in effect on the first day of such calendar quarter.

(ii)            Term Loan.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a fixed rate per annum rate equal to the LIBOR Rate plus four and three-quarters of one percent (4.75%), which interest rate shall be determined by the Bank as of the first day of each calendar quarter, for all times during such calendar quarter, and shall be payable monthly in accordance with Section 2.3(e) below.  For sake of clarity, the interest rate shall be set for each calendar quarter based upon the LIBOR Rate in effect on the first day of such calendar quarter.”

and inserting in lieu thereof the following:

“          (a)             Interest Rate.

(i)           Advances.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a fixed rate per annum rate equal to the LIBOR Rate plus (A) prior to the Fourth Amendment Effective Date, four and one half of one percent (4.50%), and (B) on and after the Fourth Amendment Effective Date five and eighty-five hundredths of one percent (5.85%), which interest rate shall in each case be determined by the Bank as of the first Business Day of each calendar quarter, for all times during such calendar quarter (provided that, notwithstanding the foregoing, such interest rate shall be reset as of the Fourth Amendment Effective Date), and shall be payable monthly in accordance with Section 2.3(e) below.  For sake of clarity, the LIBOR Rate shall be set for each calendar quarter based upon the LIBOR Rate in effect on the first Business Day of such calendar quarter.

(ii)           Term Loan.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a fixed rate per annum rate equal to the LIBOR Rate plus (A) prior to the Fourth Amendment Effective Date, four and three-quarters of one percent (4.75%), and (B) on and after the Fourth Amendment Effective Date five and eighty-five hundredths of one percent (5.85%), which interest rate shall in each case be determined by the Bank as of the first Business Day of each calendar quarter, for all times during such calendar quarter (provided that, notwithstanding the foregoing, such interest rate shall be reset as of the Fourth Amendment Effective Date), and shall be payable monthly in accordance with Section 2.3(e) below.  For sake of clarity, the LIBOR Rate shall be set for each calendar quarter based upon the LIBOR Rate in effect on the first Business Day of such calendar quarter.”

5	The Loan Agreement shall be amended by deleting the following text appearing in Section 6.13 thereof (entitled “Formation or Acquisition of Subsidiaries”):

“This Section 6.13 shall only apply to Wavion if Borrower shall fail to provide Bank with evidence that Wavion has merged with and into Borrower and all assets of Wavion have been transferred to Borrower on or before April 30, 2012.”

and inserting in lieu thereof the following:

“[Intentionally Deleted].”

6	The Loan Agreement shall be amended by inserting the following new provision to appear as Section 6.15 thereof (entitled “Wavion Inc.”):

“              6.15           Wavion Inc. On or prior to May 28, 2012, Borrower shall (a) deliver to Bank evidence, satisfactory to Bank in its sole discretion, that Wavion Inc. has merged with and into Alvarion, Inc. and that all the assets of Wavion Inc. have been transferred to Alvarion, Inc. free and clear of all Liens, or (b) cause Wavion Inc. to become a Borrower hereunder pursuant to the terms of Section 6.13.”

7	The Loan Agreement shall be amended by inserting the following new provision to appear as Section 6.16 thereof (entitled “Wavion Ltd”):

“              6.16           Wavion Ltd.

(a)           Notwithstanding any to the contrary set forth in this Agreement or any other Loan Document, Borrower shall not permit or allow the merger of Wavion Ltd with or into any Borrower or any other Person without the prior written consent of Bank, to be granted or withheld in Bank’s sole discretion; and

(b)           On or prior to May 28, 2012, Borrower shall cause Wavion Ltd. to become a Borrower hereunder pursuant to the terms of Section 6.13, including without limitation, causing Wavion Ltd. to grant Bank a first priority Lien (subject to Permitted Liens) and deliver to Bank, without limitation, debentures of fixed and floating charge in form and substance satisfactory to Bank, in its sole discretion.  In addition to and without limiting the foregoing, the shares of each of Wavion Inc. (if not merged with and into Alvarion Inc.) and Wavion Ltd. shall be pledged to Bank pursuant to documentation acceptable to Bank in its sole discretion on or before May 28, 2012.”

8	The Loan Agreement shall be amended by deleting the following provision appearing as Section 8.2(a) thereof:

“           (a)           Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.6 6.7, 6.8(c), 6.13, 6.14 or violates any covenant in Section 7 (provided, however, for Sections 6.2, 6.4, and 6.5, Borrower shall fail to cure such default within five (5) days); or”

and inserting in lieu thereof:

“           (a)           Borrower fails or neglects to perform any obligation in Sections 6.2, 6.4, 6.5, 6.6, 6.6 6.7, 6.8(c), 6.13, 6.14, 6.15 or 6.16 or violates any covenant in Section 7 (provided, however, (i) for Sections 6.2, 6.4, and 6.5, Borrower shall fail to cure such default within five (5) days, and (ii) for Sections 6.15 and 6.16, Borrower shall fail to cure such default within fourteen (14) days); or”

9	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

“           “Borrowing Base” is eighty percent (80.0%) of Eligible Accounts, as determined by Bank from Borrower’s most recent Borrowing Base Certificate; provided, however, that Bank may decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral. The Borrowing Base shall not contain any Accounts which constitute Permitted Factoring accounts.”

“           “Eligible Extended Accounts” Accounts for which the Account Debtor not paid between ninety-one (91) days and one hundred twenty days (120) of invoice date, but are otherwise Eligible Accounts; provided that the total Advances relating thereto do not exceed Six Million Dollars ($6,000,000.00).”

“           “LIBOR” means, as of the first day of the applicable calendar quarter, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 1/10,000th of one percent (0.0001%)) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior the period approximately equal to three (3) months and in an amount approximately equal to the aggregate amount of outstanding Credit Extensions.”

“           “Revolving Line” is an Advance or Advances in an amount equal to Thirty Million Dollars ($30,000,000), minus the aggregate outstanding amount of the Term Loan.”

“           “Term Loan Maturity Date” is the Payment Date that is thirty-five (35) months after the Amortization Date.”

and inserting in lieu thereof the following:

“           “Borrowing Base” is (a) prior to the Fourth Amendment Effective Date, eighty percent (80.0%) of Eligible Accounts, and (b) on and after the Fourth Amendment Effective Date, the sum of (i) Eligible Cash, and (ii) eighty percent (80.0%) of Eligible Accounts, in each case as determined by Bank from Borrower’s most recent Borrowing Base Certificate, provided, however, that if Eligible Accounts at any time constitute greater than the Applicable Percentage of the Borrowing Base, the Borrowing Base shall automatically be reduced by the amount of such excess; and provided further that Bank may decrease Borrowing Base in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.  The Borrowing Base shall not contain any Accounts which constitute Permitted Factoring Accounts.”

“           “Eligible Extended Accounts” are (a) prior to the Fourth Amendment Effective Date, Accounts for which the Account Debtor not paid between ninety-one (91) days and one hundred twenty days (120) of invoice date, but are otherwise Eligible Accounts; provided that the total Advances relating thereto do not exceed Six Million Dollars ($6,000,000.00), and (b) on and after the Fourth Amendment Effective Date, Accounts of Borrower from North America, Israel, western Europe or other territories acceptable to Bank in its sole discretion, (i) with payment terms of less than one hundred eighty (180) days and (ii) otherwise acceptable to Bank in its sole discretion, based upon, without limitation, Bank’s review of the contracts, agreements, payment terms and payment history relating to such accounts that Bank shall require in its sole discretion.”

“           “LIBOR” means, as of the first Business Day of the applicable calendar quarter, the rate of interest per annum determined by Bank to be the per annum rate of interest at which deposits in Dollars are offered to Bank in the London interbank market (rounded upward, if necessary, to the nearest 1/10,000th of one percent (0.0001%)) in which Bank customarily participates at 11:00 a.m. (local time in such interbank market) two (2) Business Days prior the period approximately equal to three (3) months and in an amount approximately equal to the aggregate amount of outstanding Credit Extensions.”

“           “Revolving Line” is an Advance or Advances in an aggregate amount equal to Five Million Dollars ($5,000,000.00).”

“           “Term Loan Maturity Date” is February 1, 2015.”

10	The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 13.1 thereof:

“           “Applicable Percentage” is (a) with respect to the first (1st) month of each calendar quarter, thirty percent (30.0%), (b) with respect to the second (2nd) month of each calendar quarter, forty percent (40.0%), and (c) with respect to the third (3rd) month of each calendar quarter, fifty percent (50.0%), provided however that such Applicable Percentage shall in each case be applied to the Borrowing Base as of the twentieth (20th) day of the following month through the twentieth (20th) day of the next following month.”

“           “Eligible Cash” is the aggregate unrestricted and unencumbered cash of Borrower maintained at Bank.”

“           “Existing Amortization Schedule” is defined in Section 2.1.5(c).”

“           “Fourth Amendment Effective Date” is April ___, 2012.”

“           “New Amortization Date” is July 2, 2012.”

“           “Supplemental Payments” is defined in Section 2.1.5(c).”

11	The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Borrowing Base Certificate attached as Schedule 1 hereto.

B.           Acknowledgment of Default; Forbearance by Bank.  Borrower acknowledges that it is currently in default under the Loan Agreement by its failure to comply with (a) the Adjusted Quick Ratio covenant set forth in Section 6.7(a) thereof, and (b) the Minimum Net Profit covenant set forth in Section 6.7(b) thereof, each for the month ended March 31, 2012 (collectively, the “Existing Default”).  Bank, however, hereby agrees to forbear from exercising its rights and remedies with respect to the Existing Default until the earlier to occur of (i) an Event of Default under the Loan Agreement (other than the Existing Default) or (ii) May 15, 2012 (the “Forbearance Period”).  Borrower hereby acknowledges and agrees that except as specifically provided herein, nothing in this Section or anywhere in this Loan Modification Agreement shall be deemed or otherwise construed as a waiver by Bank of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise. Borrower shall not request, and Bank shall not be obligated to make, any Credit Extensions during the Forbearance Period.

4.             FEES.  Borrower shall pay to Bank a modification fee equal to Fifty Thousand Dollars ($50,000.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENTS.

(a)           Ltd hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the Ltd IP Agreement, and acknowledges, confirms and agrees that the Ltd IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the Ltd IP Agreement, and shall remain in full force and effect.

(b)           2003 hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the 2003 IP Agreement, and acknowledges, confirms and agrees that the 2003 IP Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in the 2003 IP Agreement, and shall remain in full force and effect.

6.             RATIFICATION OF PERFECTION CERTIFICATES.

(a)           Ltd hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Ltd dated as of June 21, 2011, and acknowledges, confirms and agrees that the disclosures and information Ltd provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

(b)           Inc hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate of Inc dated as of August 15, 2011, and acknowledges, confirms and agrees that the disclosures and information Inc provided to Bank in such Perfection Certificate have not changed, as of the date hereof.

7.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

8.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

9.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this  Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

10.            COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER: ALVARION LTD. By:____________________________________ Name:__________________________________ Title:___________________________________	BANK: SILICON VALLEY BANK By:____________________________________ Name:_________________________________ Title:___________________________________

ALVARION, INC.

By:____________________________________

Name:__________________________________

Title:___________________________________

The undersigned, Alvarion Israel (2003) Ltd., a company organized under the laws of the State of Israel, hereby (i) ratifies, confirms, and reaffirms, all an singular, the terms and conditions of (A) the Secured Guarantee dated as of June 21, 2011 (the “Guarantee”), and (B) the 2003 IP Agreement; (ii) acknowledges, confirms and agrees that the Guarantee and the 2003 IP Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement or any other documents, instruments and/or agreements executed and/or delivered in connection herewith; and (iii) acknowledges, confirms and agrees that the Obligations of Borrower to Bank under the Guarantee include, without limitation, all Obligations of Borrower to Bank under the Loan Agreement, as amended by the Loan Modification Agreement.

ALVARION ISRAEL (2003) LTD.

By:____________________________________

Name:__________________________________

Title:___________________________________

Schedule 1

EXHIBIT C - BORROWING BASE CERTIFICATE

Borrower: Alvarion Ltd. and Alvarion, Inc.
Lender: Silicon Valley Bank
Commitment Amount under Revolving Line: $5,000,000

ACCOUNTS RECEIVABLE
(i)	Accounts Receivable (invoiced) Book Value as of ____________________	$_______________
(ii)	Additions (please explain on next page)	$_______________
(iii) (iv)	Less: Intercompany / Employee / Non-Trade Accounts NET TRADE ACCOUNTS RECEIVABLE	$_______________ $_______________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
(v)	90 Days Past Invoice Date (except for the Eligible Extended Accounts up to $5,000,000)	$_______________
(vi) (vii)
Credit Balances over 90 Days (except for the Eligible Extended Accounts up to $5,000,000)
Balance of 50% over 90 Day Accounts (cross-age or current affected) (except for the Eligible Extended Accounts)
$_______________ $_______________
(viii)	Foreign Account Debtor Accounts	$_______________
(ix)	Foreign Invoiced and/or Collected Accounts	$_______________
(x)	Contra/Customer Deposit Accounts	$_______________
(xi)	U.S. Government Accounts	$_______________
(xii)	Promotion or Demo Accounts; Guaranteed Sale or Consignment Sale Accounts	$_______________
(xiii) (xiv)	Accounts with Memo or Pre-Billings Contract Accounts; Accounts with Progress/Milestone Billings	$_______________ $_______________
(xv)	Accounts for Retainage Billings	$_______________
(xvi)	Trust / Bonded Accounts	$_______________
(xvii)	Bill and Hold Accounts	$_______________
(xviii)	Unbilled Accounts	$_______________
(xix)	Non-Trade Accounts (if not already deducted above)	$_______________
(xx)	Accounts with Extended Term Invoices (Net 90+) (except for the Eligible Extended Accounts)	$_______________
(xxi)	Chargebacks Accounts / Debit Memos	$_______________
(xxii) (xxiii)	Product Returns/Exchanges Disputed Accounts; Insolvent Account Debtor Accounts	$_______________ $_______________
(xxiv)	Deferred Revenue	$_______________
(xxv)	Deferred Revenue, if applicable/Other (please explain on next page)	$_______________
(xxvi)	Concentration Limits	$_______________
(xxvii)	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$_______________
(xxviii)	Eligible Accounts (NET TRADE ACCOUNTS RECEIVABLE (iii) minus TOTAL ACCOUNTS RECEIVEABLE DEDUCTIONS (xxvii))	$_______________
(xxix)	ELIGIBLE AMOUNT OF ACCOUNTS (80% of #xxxix)	$_______________
BORROWING BASE
(xxx)	Unrestricted and Unencumbered cash of Borrower at Bank	$_______________
(xxxi) (xxxii)	80% of Eligible Accounts (as defined in the Loan Agreement) up to Applicable Percentage* of overall Borrowing Base BORROWING BASE (sum of xxx and xxxi)	$_______________ $_______________

BALANCES
(xxxiii)	Maximum Revolving Loan Amount	$5,000,000.00
(xxxiv) (xxxv)	Total Funds Available (lesser of (a) $5,000,000, and (b) BORROWING BASE minus outstandings under Term Loan ($_______________) Present Balance Owing under Revolving Line	$_______________ $_______________
(xxxvi)	RESERVE POSITION (#xxxiv minus #xxxv)	$_______________

*“Applicable Percentage” is (a) with respect to the first (1st) month of each calendar quarter, thirty percent (30.0%), (b) with respect to the second (2nd) month of each calendar quarter, forty percent (40.0%), and (c) with respect to the third (3rd) month of each calendar quarter, fifty percent (50.0%), provided however that such Applicable Percentage shall in each case be applied to the Borrowing Base as of the twentieth (20th) day of the following month through the twentieth (20th) day of the next following month.

Explanatory comments:

_________________________________________________________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________________________________________________________________________________________________________________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS: By: ___________________________ Authorized Signer Date: __________________________
BANK USE ONLY
Received by: _____________________
authorized signer
Date:   __________________________
Verified: ________________________
authorized signer
Date: ___________________________
Compliance Status:      Yes           No